Exhibit 99.1

PRESS RELEASE

MSCI Completes Private Offering of $1.0 Billion

3.875% Senior Unsecured Notes Due 2031

New York, NY – May 26, 2020 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced today that it has successfully completed its private offering of $1.0 billion aggregate amount of its 3.875% senior unsecured notes due 2031 (the “Notes”). The Notes will mature on February 15, 2031.

MSCI intends to use a portion of the net proceeds from the offering of the Notes to redeem all $800.0 million aggregate principal amount of its 5.750% senior unsecured notes due 2025 (the “2025 Notes”) pursuant to the indenture governing the 2025 Notes (the “Redemption”) and to pay related redemption costs. A redemption notice indicating a redemption date of June 17, 2020 was delivered to holders of the 2025 Notes on May 18, 2020. All remaining net proceeds will be used for general corporate purposes, including, without limitation, potential repurchases of its common stock, investments and acquisitions.

This press release does not constitute a notice of redemption with respect to the 2025 Notes.

Certain costs related to the Redemption will be excluded from the calculation of adjusted earnings per share for the second quarter ending June 30, 2020.

The Notes were offered only to (i) persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 45 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

MSCI Inc. Contacts

Investor Inquiries

sallilyn.schwartz@msci.com

Salli Schwartz	+1 212 804 5306

Media Inquiries

PR@msci.com

Sam Wang	+1 212 804 5244
Melanie Blanco	+1 212 981 1049
Rachel Lai	+852 2844 9315

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 18, 2020 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.